Exhibit 4.1

SBA Loan No. PLP–490–270–4001

LOAN AGREEMENT

LENDER:	VALUEBANK TEXAS

LENDER'S ADDRESS:	P. 0. Box 4956
Corpus Christi, Texas 78469

BORROWER:	AMERICAN MEDICAL TECHNOLOGIES, INC.

BORROWER'S ADDRESS:	5555 Bear Lane
Corpus Christi, Texas 78405

                1.             Loan.   Lender hereby agrees to loan to Borrower the sum of $750,000.00, subject to the provisions herein. The loan is to bear interest and be repayable in accordance with a note of even date herewith executed by Borrower payable to the order of Lender. The loan is pursuant to the Authorization from the Small Business Administration ("SBA") dated September 12, 2001, and this Loan Agreement is supplemental to and in addition to the Authorization. A copy of the Authorization is attached and is incorporated herein and made a part hereof by reference, and the Borrower agrees to comply with all requirements of the Authorization.

                In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

(a)           Subject to the terms and conditions of the Authorization and SBA's Participating Lender Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan if Borrower complies with the following "Borrower Requirements". Borrower must:

a.             Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

b.             Execute a note and any other documents required by Lender; and

c.             Do everything necessary for Lender to comply with the terms and conditions of the Authorization.

(b)           The terms and conditions of this Agreement:

a.             Are binding on Borrower and Lender and their successors and assigns; and

b.             Will remain in effect after the closing of the Loan.

(c)           Failure to abide by any of the Borrower Requirements will constitute an event of default under the note and other loan documents.

                2.             Collateral;   Expenses.  The loan shall be secured as set forth in the SBA Authorization and any additional collateral described in security documents executed by the Borrower. Borrower agrees to pay or reimburse Lender for the legal fees and other out–of–pocket expenses incurred by Lender in connection with the loan, except for the ongoing servicing fee due the SBA.

                3.             Fee.   Borrower shall reimburse Lender for the $1,406.25 guarantee fee due the SBA, plus a $1,000.00 loan packaging fee.

                4.             Guaranty.   Repayment of the loan shall be guaranteed by BENJAMIN J. GALLANT, individually.

                5.             Financial Reports.   The Borrower and the Guarantor will provide Lender with annual financial statements within 120 days after the end of each year. Each financial statement shall include a current balance sheet, current operating/income statement and current statement of sources and uses of cash. Each financial statement shall be in a form acceptable to Lender.

                6.             Mediation and Arbitration.   If any dispute, controversy, or claim ("Dispute") arises out of or relating to the loan which is the subject of this document (including any Dispute arising under or relating to the promissory note, security agreement, deed of trust or any other loan document related to the loan to which this document relates) or the breach thereof, whether asserted as in contract, tort or otherwise, or as a federal or state statutory claim, arising before, during or after the performance of the promissory note, the parties agree to resolve the Dispute through the mediation and arbitration procedures described below in lieu of litigation.

(a)           Mediation.   The parties agree to use the following mediation procedures prior to any party pursuing arbitration:

(i)            A meeting shall be held promptly between the parties, attended by individuals with decision making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

(ii)           If, within ten days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties shall agree to appoint one person from Nueces County, Texas, as a mediator. Said mediator shall be an attorney licensed to practice law in the State of Texas and shall further be qualified to act as a mediator pursuant to the Alternate Dispute Resolution statues of the State of Texas. In the event the parties cannot agree upon a mediator, the Presiding Judge of Nueces County, Texas, shall appoint the mediator. The fees of the mediator shall be shared equally by the parties.

(iii)         The parties agree that the mediation hearing shall be held within ten days after the selection of the mediator unless the parties agree otherwise or circumstances require otherwise.

(iv)          The parties agree to participate in good faith in ADR to its conclusion as designated by the mediator.

(b)           Arbitration:   If the parties are not successful in resolving the Dispute through mediation, then the parties agree that the Dispute shall be settled by binding arbitration governed by the Federal Arbitration Act in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties agree and understand that they choose arbitration instead of litigation to resolve disputes. Any arbitration brought under the terms of this agreement shall be conducted in the following manner:

(i)            The parties shall agree to appoint one person from Nueces County, Texas as an arbitrator. Said arbitrator shall be an attorney licensed to practice law in the State of Texas and shall further be qualified to act as an arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties cannot agree upon an arbitrator, the Presiding Judge of Nueces County, Texas shall appoint the Arbitrator. The fees of the arbitrator shall be shared equally by the parties.

(ii)           The arbitration hearing shall be held at the office of the arbitrator in Nueces County, Texas and the award of the arbitrator may be entered in the appropriate District Court of the State of Texas.

(iii)         The parties agree that the arbitration hearing will be held within ninety (90) calendar days of the commencement of such arbitration proceeding.

(iv)          The cost of such arbitration shall be divided equally among the parties to the arbitration. Each party shall bear the cost of their own expenses and attorney's fees.

(c)           Miscellaneous:   The parties agree that the subject matter of the promissory note, involves interstate commerce in that some or all of the materials and equipment used or which may be used in implementing the promissory note will be purchased, received or have their origin from sources outside the State of Texas.

Notwithstanding the foregoing, ValueBank Texas and its assigns retain the option to use judicial or non–judicial relief to seek a suit to collect any sums due and owing under the promissory note. The institution and maintenance of an action for judicial relief in a court to collect any sums due and owing under the promissory note shall not constitute a waiver of the right of any party to compel mediation or arbitration regarding any other dispute or remedies subject to mediation or arbitration in the promissory note.

This agreement shall bind and inure to the benefit of the parties privies, successors, related concerns assigns, heirs, executors, administrators, shareholders, partners, officers, employees, counsel, agents, and directors.

                7.             Benefit.   Borrowers' rights hereunder are personal to Borrower and may not be assigned or transferred to or assumed by any other party.

                8.             THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Dated the  3  day of  October, 2001.

BORROWER:		LENDER:

AMERICAN MEDICAL TECHNOLOGIES, INC.		VALUEBANK TEXAS

By:	/s/ Benjamin J. Gallant	By:	/s/ Danny Brooks
BENJAMIN J. GALLANT			Name:	Danny Brooks
Chairman & CEO			Title:	Senior Vice President

GUARANTOR:

/s/ Benjamin J. Gallant
BENJAMIN J. GALLANT, Individually